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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  MAY 24, 2001
                                (Date of report)

                                  MAY 15, 2001
                        (Date of earliest event reported)


                                   INTUIT INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                                 000-21180                               77-0034661
      (State or other                       (Commission File Number)                    (I.R.S. Employer
      Jurisdiction of                                                                 Identification No.)
       Incorporation)
                                               2535 GARCIA AVENUE
                                            MOUNTAIN VIEW, CA 94043
                                   (Address of Principal Executive Offices)
                                                   (Zip Code)



       Registrant's telephone number, including area code: (650) 944-6000




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ITEM 5. OTHER EVENTS.

SALE OF QUICKEN BILL MANAGER

On May 15, 2001 Intuit Inc. ("Intuit" or the "Company") sold software and other technology assets of its Quicken Bill Manager online bill payment and presentment business to Princeton eCom Corporation ("Princeton eCom") of Princeton, New Jersey. The sale was accomplished through Intuit's direct sale to Princeton eCom of certain assets owned by Intuit and the sale to Princeton eCom of all the outstanding shares of Venture Finance Software Corp., a wholly owned subsidiary of Intuit that developed many Quicken Bill Manager technologies. In exchange for these assets, Intuit is entitled to receive, at Princeton eCom's election to be made by February 2002, either shares of Princeton eCom common stock or cash payments, as follows. If Princeton eCom elects to pay with shares of its stock, then in February 2002 Intuit will be entitled to receive shares of Princeton eCom common stock equal to approximately 20% of Princeton eCom's fully diluted shares measured at a date with approximately a month after the closing of the transaction. If Princeton eCom instead elects to pay in cash, then Intuit will be entitled to receive cash payments in four annual installments, beginning in February 2002, with each cash installment to equal 25% of the value of the Princeton eCom shares that Intuit would have received if Princeton had elected to pay with shares of its stock. Subject to Intuit's consent, in certain circumstances the purchase price payable by Princeton eCom may be prepaid. Because Princeton eCom is privately held, the method of payment need not be elected by Princeton eCom until shortly prior to February 2002 and because election by Princeton eCom of the cash payment alternative will result in payments whose value may fluctuate over a period of up to four years, Intuit cannot currently calculate a precise dollar value for this component of the transaction.

In connection with this transaction Intuit and Princeton eCom also entered into several commercial agreements related to the bill payment and presentment business. Pursuant to these agreements, among other things:

     o Intuit will offer Web-based Quicken Bill Manager-branded services processed by Princeton eCom and will share in revenue derived from the services.

     o Intuit will also receive certain payments if Princeton eCom licenses the Web-based user interface technology to third parties.

     o Intuit will utilize Princeton eCom as a provider of bill payment and presentment services available through Intuit's Quicken desktop personal finance management software.

     o Princeton eCom was granted a license to use the "Powered by Quicken Bill Manager" mark on third party sites.

SHARE REPURCHASE PROGRAM

         On May 22, 2001, the Company issued a press release announcing that its board of directors has authorized a three-year stock repurchase program for up to $500 million. The purpose of the program is to reduce the dilution impact of the Company's employee stock programs.

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ANNOUNCEMENT OF THIRD QUARTER RESULTS

On May 22, 2001, Intuit announced its financial results for the fiscal quarter ended April 30, 2001. Intuit reported revenue of $425.2 million for the third quarter of fiscal 2001, an increase of 29 percent over the $329.1 million for the year-ago quarter. Revenue growth resulted from both increased prices and higher volumes. Intuit reported a net loss for the quarter of $14.3 million, or $0.07 per share compared to net income of $297.1 million, or $1.39 per share for the third quarter in the prior year. Year-over-year comparisons were impacted due to two large, unrelated events in the third quarters of both fiscal 2000 and 2001. Last year's third-quarter results benefited from a $422.2 million pre-tax gain on the sale of certain marketable securities, which did not occur this year. This year's third quarter was impacted by a charge of approximately $77 million (which is included within acquisition-related costs) related to the accelerated write-off of goodwill related to acquisitions made in prior periods. Intuit's policy is to regularly review goodwill and other longer-term assets to evaluate their current value.

                          (Financial statements follow)

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                                   INTUIT INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                                              APRIL 30,                      APRIL 30,
                                                         2000           2001          2000             2001
                                                      ---------      ---------      ---------      -----------
Net revenue                                           $ 329,139      $ 425,        $  931,566      $ 1,070,292
Costs and expenses:
 Cost of revenue
     Products and services                               75,532         77,513        225,038          248,226
     Amortization of purchased software and other         2,115          4,375          7,036           11,220
 Customer service and technical support                  31,596         37,538        113,554          116,068
 Selling and marketing                                   60,173         68,479        216,188          215,146
 Research and development                                40,779         52,697        126,529          155,174
 General and administrative                              20,027         23,917         64,846           77,614
 Charge for purchased research and development               --            238          1,312              238
 Acquisition related costs                               38,404        122,575        121,710          205,328
 Reorganization costs                                        --             --          3,500               --
                                                      ---------      ---------      ---------      -----------
 Total costs and expenses                               268,626        387,332        879,713        1,029,014
                                                      ---------      ---------      ---------      -----------
Income from operations                                   60,513         37,878         51,853           41,278
Interest and other income and expense, net               14,516         15,070         29,981           47,736
Gain (loss) on marketable securities and other
investments, net                                        422,206        (11,504)       402,096          (87,307)
Gain on divestiture                                          --             --             --            1,639
                                                      ---------      ---------      ---------      -----------
Income before income tax, minority interest and
  cumulative effect of accounting change                497,235         41,444        483,930            3,346
Income tax provision                                    200,204         55,294        195,617           38,566
Minority interest (income)                                  (54)           451           (203)             598
                                                      ---------      ---------      ---------      -----------
Income (loss) before cumulative effect of
accounting change                                       297,085        (14,301)       288,516          (35,818)

Cumulative effect of accounting change, net of
taxes of $9,543                                              --             --             --
                                                      ---------      ---------      ---------      -----------
Net income (loss)                                     $ 297,085      $ (14,301)     $ 288,516      $   (21,504)
                                                      =========      =========      =========      ===========

Basic net income (loss) per share before
  cumulative effect of accounting change              $    1.47      $   (0.07)     $    1.44      $     (0.17)

Cumulative effect of accounting change                       --             --             --             0.07
                                                      ---------      ---------      ---------      -----------

Basic net income (loss) per share                     $    1.47      $   (0.07)     $    1.44      $     (0.10)
                                                      =========      =========      =========      ===========
Shares used in per share amounts                        202,342        208,715        199,787          207,345
                                                      =========      =========      =========      ===========

Diluted net income (loss) per share before
  cumulative effect of accounting change              $    1.39      $   (0.07)     $    1.37      $     (0.17)

Cumulative effect of accounting change                       --             --             --             0.07
                                                      ---------      ---------      ---------      -----------
Diluted net income (loss) per share                   $    1.39      $   (0.07)     $    1.37      $     (0.10)
                                                      =========      =========      =========      ===========
Shares used in per share amounts                        214,362        208,715        211,049          207,345
                                                      =========      =========      =========      ===========


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                                   INTUIT INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)

                                                          JULY 31,       APRIL 30,
                                                            2000            2001
                                                         ----------     -----------
                                                                        (unaudited)
                             ASSETS
Current assets:
 Cash and cash equivalents                               $  416,953     $  437,604
 Short-term investments                                   1,050,220      1,129,929
 Marketable securities                                      225,878        117,494
 Customer deposits                                          181,678        221,944
 Accounts receivable, net                                    67,420        103,310
 Mortgage loans                                              60,330        145,964
 Prepaid expenses and other current assets                  126,315        134,704
                                                         ----------     ----------
     Total current assets                                 2,128,794      2,290,949
Property and equipment, net                                 167,707        181,635
Goodwill and intangibles, net                               438,878        487,667
Investments                                                  31,160         21,311
Other assets                                                112,363        110,354
                                                         ----------     ----------
Total assets                                             $2,878,902     $3,091,916
                                                         ==========     ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                        $   79,145     $   74,709
 Payroll tax obligations                                    177,002        197,700
 Escrow liabilities                                          32,077        105,046
 Deferred revenue                                           107,578         82,374
 Income tax payable                                         110,743         66,374
 Deferred income taxes                                       53,934         36,318
 Other current liabilities                                  246,358        323,568
                                                         ----------     ----------
     Total current liabilities                              806,837        886,089
Long-term obligations                                           538         15,786
Minority interest                                               238            836
Stockholders' equity                                      2,071,289      2,189,205
                                                         ----------     ----------
Total liabilities and stockholders' equity               $2,878,902     $3,091,916
                                                         ==========     ==========


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 24, 2001                    INTUIT INC.



                                        By: /s/ Greg J. Santora
                                           --------------------------------
                                           Greg J. Santora
                                           Senior Vice President and
                                           Chief Financial Officer


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